Exhibit 10.11

TENTH AMENDMENT TO EMPLOYMENT AGREEMENT

THIS TENTH AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is dated as of January 31st, 2014, by and between BRAM GOLDSMITH (“Goldsmith”), on the one hand, and CITY NATIONAL CORPORATION, a Delaware corporation (“CNC”) and CITY NATIONAL BANK, a national banking association (“CNB”), on the other hand.

WHEREAS, the parties have entered into that certain Employment Agreement, dated as of May 15, 2003, as amended (as amended, the “Agreement”);

WHEREAS, the initial term of the Agreement was two years from May 15, 2003 to May 15, 2005;

WHEREAS, at various times, the Agreement has been amended to extend the term for an additional two years to May 15, 2007, further amended to extend the term for an additional year to May 14, 2008, further amended to extend the term for an additional year until May 14, 2009, further amended December 22, 2008 in recognition of the requirements of Internal Revenue Code § 409A, further amended to extend the term for an additional year to May 14, 2010, further amended to extend the term for an additional year until May 14, 2011, further amended to extend the term for an additional year until May 14, 2012, further amended to extend the term for an additional year until May 14, 2013; and further amended to extend the term for an additional year until May 14, 2014;

WHEREAS, the parties have mutually agreed to change Goldsmith’s role on the Board of Directors of CNC to that of Chairman Emeritus effective October 1, 2013; and

WHEREAS, the parties now wish to further extend the term of the Agreement for an additional one year until May 14, 2015 and the Board of Directors of CNB and of CNC have each approved such extension of the term of the Agreement for an additional one year on the same terms and conditions as currently in effect.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.              The term of the Agreement is hereby extended through May 14, 2015;

2.              Effective October 1, 2013 and throughout the remaining term of the Agreement as hereby extended, Goldsmith shall be employed as Chairman Emeritus of the Board of Directors of CNC and as an unspecified officer of CNB;

3.              Except as amended hereby, the Agreement shall remain in full force and effect with respect to all other terms and conditions currently in effect;

4.              All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Agreement; and

5.              This Amendment shall be governed by, and construed in accordance with, the laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have executed this Tenth Amendment to their Employment Agreement dated as of May 15, 2003, as of the date first written above.

/s/Bram Goldsmith
Bram Goldsmith

CITY NATIONAL CORPORATION		CITY NATIONAL BANK

By:	/s/ Michael B. Cahill	By:	/s/ Michael B. Cahill
Name:	Michael B. Cahill	Name:	Michael B. Cahill
Title:	EVP, Secretary & General Counsel	Title:	EVP, Secretary & General Counsel